Exhibit 10.6

                         CLEAN DIESEL TECHNOLOGIES, INC.

                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of the 1st day of April, 2002 by and between Clean Diesel Technologies, Inc., a Delaware corporation of 300 Atlantic Street, Stamford CT 06901 (the "Company"), and R. Glen Reid (the "Employee") of 5994 Woodthrush
Lane,  West  Chester  Ohio  45069.

     WHEREAS, the Company desires certain services and Employee desires to contract with the Company to perform such services;

     NOW THEREFORE, in consideration of the mutual covenants below, the parties hereto agree as follows:

     Term:  This  Agreement  shall  commence  as  of  April  1,  2002,  (the
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"Commencement  Date")  and  shall  continue  until terminated by either party as provided  below.

     Scope  of  Work;  Title:  On  the Commencement Date, Employee shall be Vice
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President  -  Sales  and Marketing of the Company.  In such employment, Employee shall on a full-time basis direct all of his efforts toward the performance of such duties as shall be assigned to him by the President of the Company. "Full time" shall mean no other substantial outside business activities.

     Salary;  Benefits:  The Company agrees to pay Employee for his services the
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initial  base  salary of One Hundred Sixty Thousand Dollars ($160,000) per year, according to the Company's customary procedures from time to time in effect and not less often than monthly. Employee shall be entitled to participate from time to time in such benefit programs as the Company may customarily extend to its officers as a class. This agreement may not be construed to prevent the Company from rescinding any such benefit for Employee so long as such rescission applies to officers of the Company as a class.

     Stock  Option.  The  Company  shall  also by separate agreement as and when
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authorized  by  the  Board  of  Directors  of  the Company (the "Board"), grant, pursuant to the terms of the Company's 1994 Incentive Plan, to Employee a stock option to purchase Fifty Thousand (50,000) of the Company's common shares.

     Expenses:  Employee shall be reimbursed by the Company for all ordinary and
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necessary  out  of  pocket  expenses  incurred  by  Employee  in  performing his services. Such expenses shall be reported by Employee on the Company's customary form of expense report and submitted for approval to the Company pursuant to its policies from time to time in effect.

     Termination  of Employment:   Cause.  The Company may at any time terminate
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this  Agreement  for  Cause.  "Cause"  shall  mean, in the sole judgement of the
Board, conviction of the Employee under, or a plea of guilty by the Employee to, any state or Federal felony charge (or the equivalent thereof outside of the United States); any instance of fraud, embezzlement, self dealing, insider trading or similar malfeasance with respect to the Company regardless of amount; substance or


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alcohol  abuse;  or other conduct for which dismissal has been identified by the
Company  to  its  employees  in  writing  as  a  potential disciplinary measure.

          Disability. The Company may terminate this Agreement upon the physical disability of Employee, if the Board shall determine that, as a result of physical disability, Employee has for a period of six months been substantially absent from his customary place of work and unable to perform his customary duties.

          At Will. Either of Employee or Company may terminate this agreement on written notice one to the other at any time. Where Employee shall terminate this agreement by resigning his employment, he shall provide ninety (90) days written notice thereof to the Company. Where the Company shall so terminate this agreement, the Company shall provide Employee with six (6) months written notice thereof or salary and benefit continuation in lieu of notice for a sixty
(60)  day  period.

     Discoveries  and  Inventions:  (a)  All  patentable  and  unpatentable
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inventions,  discoveries  and  ideas which are made or conceived by Employee and which are based upon or arise out of Employee's services hereunder ("Developments") are or shall become the Company's property. Employee agrees to disclose promptly to the Company each such Development and, upon the Company's request and at its expense, Employee, whether or not still employed by the Company or during the term of this agreement or not, will assist the Company, or its designee, in making application for Letters Patent in any country in the world. Employee further agrees at ther Company's expense to execute all papers and do all things which may be necessary or advisable to prosecute such applications and to transfer to and vest in the Company, or its designee, all the right, title and interest in and to such Developments and all applications for patents and Letters Patent issued thereon. If for any reason Employee is unable to effectuate a full assignment of any such Development, Employee agrees to transfer to the Company, or its designee, Employee's transferable rights, whether they are exclusive or non-exclusive, or as a joint inventor or partial owner of the Development. No action or inaction by the Company shall in any event be construed as a waiver or abandonment of its rights to any such Development except an instrument in writing signed by an authorized official of the Company by which it specifically states it intends to be bound in such respect.

     Proprietary  Information:  Employee will not at any time, either during the
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term  of  this  Agreement  or thereafter, disclose to others, or use for his own benefit or the benefit of others, any of the Developments or any confidential, proprietary or secret information owned, possessed or used by the Company or any of its subsidiaries or affiliates (collectively, "Proprietary Information"), which, by way of illustration, but not limitation, includes formulations, patent applications, devices, structures, machines, processes, trade secrets, disclosures, data, know-how, business opportunities, marketing plans, forecasts, unpublished financial statements, budgets, and information concerning prices, costs, employees, customers, suppliers and products. Employee's undertakings and obligations under this Paragraph 7 will not apply to any Proprietary Information which is or becomes generally known to the public through no action on the part of Employee. Upon termination of this Agreement or at any other time upon request, Employee will promptly deliver to the Company all notes, memoranda, notebooks, drawings, designs, three dimensional figures, photographs, layouts, diagrams, records, reports, files, computers and other documents or data storage material (and all copies or reproductions of such materials) in his possession or under his control, whether prepared by him or others, which contain Proprietary Information. Employee acknowledges that this material is the sole property of the


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Company.  Employee  also  agrees  not to disclose to the Company any proprietary information  of any third party which he is obligated to maintain in confidence.

     Unfair  Competition:  Following  the  termination  of  Employment  for  any
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reason,  Employee  agrees  that  Employee  will  not  recruit, entice, induce or encourage any of the Company's other employees or consultants to engage in any activity which, were it done by Employee, would violate any provision of this Agreement. Employee shall not during the two-year period following Employee's termination of employment with the Company (i) undertake employment with a competitor of the Company or its subsidiaries or affiliates (ii) with responsibilities in a line of business substantially similar to that in which Employee provided services to the Company and (iii) in a position where there is a reasonable probability that Employee would make use of the Company's Proprietary Information. For such two year period and before performing any services for others, as employee or consultant or otherwise, in the actual lines of business in which Employee has performed services for the Company. Employee will notify the Company of the general nature of the services to be performed and the party for whom they will be performed and Employee will, also, prior to undertaking such service or employment inform the other party of the existence of this covenant in this Agreement.

     Assignment:  This Agreement may not be assigned by either party without the
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prior  written  consent  of  the  other  party.

     Continuing  Obligations:  The Employee's covenants set forth in Sections 7,
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8  and 9 above shall continue according to their terms following the termination of  this  Agreement.

     Governing  Law;  Injunctive  Relief;  Waiver  of Jury Trial and Bond.  This
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agreement, and any and all disputes between the parties hereunder or arising out of Employee's employment, shall be governed by and interpreted under Connecticut law applicable to contracts to be entirely performed within that State without regard to the conflicts of laws rules of that State and shall be determined exclusively in the Superior Court of Connecticut Stamford/Norwalk District or the Federal District Court for the District of Connecticut and the Parties hereby submit to the jurisdiction of those courts. Employee admits that breach of his covenants hereunder regarding the Company's Proprietary Information is likely to cause serious economic injury to the Company which is not capable of estimation and for which damages may be inadequate. Accordingly, the Company may, in any jurisdiction, seek a restraining order and/or injunctive relief and related damages in the enforcement of its rights under Sections 7, 8 and 9 above. The parties hereby waive trial by jury in any proceeding in any jurisdiction and also waive all requirements of bond, including with respect to appeals, in any proceeding in any jurisdiction.

     Exclusivity.  Employee's  rights  to salary continuation hereunder shall be
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to  such extent in lieu of any severance benefits provided under policies of the
Company  from  time  to  time  in  effect.

     Notices.  All  notices  hereunder  shall  be in writing and shall be deemed
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effective  upon  receipt  if  hand  delivered  or  if  sent  by  facsimile  and acknowledged electronically or by courier and acknowledged. Notices by mail shall be deemed received three days after delivery, if sent first class postage prepaid return receipt requested. In each case notices shall be transmitted to the address first given above or such other address as may be given by notice as provided herein.


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     IN  WITNESS  WHEREOF, the parties hereto have executed this Agreement as of the  Commencement  Date.

Employee                     Clean Diesel Technologies, Inc.


/s/ R. Glen Reid             By: /s/  David  W.  Whitwell
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